UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015 (August 4, 2015)

HENNESSY CAPITAL ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-37509	47-3913221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 Louisiana Street Suite 900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 300-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported on the Current Report on Form 8-K filed by Hennessy Capital Acquisition Corp. II (the “Company”) on July 28, 2015 (the “Initial Form 8-K”), the Company consummated its initial public offering (“IPO”) of 17,500,000 units (“Units”), each Unit consisting of one share of common stock, $0.0001 par value per share (“Common Stock”), and one warrant (“Warrant”) to purchase one-half of one share of Common Stock on July 28, 2015, pursuant to the registration statement on Form S-1 (File No. 333-205152). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $175 million. In connection with the IPO, the underwriters were granted an option to purchase up to an additional 2,625,000 Units to cover over-allotments, if any. On July 30, 2015, the underwriters exercised their over-allotment option in part and, on August 4, 2015, the underwriters purchased 2,459,908 Units (“Over-Allotment Units) at an offering price of $10.00 per Unit, generating gross proceeds of approximately $25 million.

As previously reported in the Initial Form 8-K, on July 28, 2015, simultaneously with the consummation of the IPO, the Company completed a private placement of 13,900,000 warrants (the “Placement Warrants”) with Hennessy Capital Partners II, LLC (the “Sponsor”) at a price of $0.50 per Placement Warrant, generating gross proceeds of $6,950,000. On August 4, 2015, simultaneously with the sale of the Over-Allotment Units, the Company completed a private placement with the Sponsor for an additional 1,180,756 warrants at a price of $0.50 per warrant, generating gross proceeds of approximately $590,000.

The 5,031,250 shares of Common Stock held by the Company’s initial stockholders (including the Sponsor) (prior to the exercise of the over-allotment option) included 656,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full, so that the initial stockholders of the Company would collectively own 20.0% of the issued and outstanding shares of Common Stock after the IPO. Since the underwriters did not exercise the over-allotment option in full, the Sponsor forfeited 41,273 of its shares of Common Stock, which were canceled by the Company. As a result of such forfeiture, there are currently 24,949,885 shares of Common Stock issued and outstanding.

Approximately $200 million of the net proceeds from the IPO (including the Over-Allotment Units) and the private placements with the Sponsor were deposited in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of July 28, 2015 reflecting receipt of the net proceeds from the IPO and the private placement on July 28, 2015 (excluding the proceeds from the sale of the Over-Allotment Units and the private placement on August 4, 2015), was previously filed by the Company in a Current Report on Form 8-K on August 3, 2015. The Company’s unaudited pro forma balance sheet as of July 28, 2015, reflecting receipt of the proceeds from the sale of the Over-Allotment Units and the private placement on August 4, 2015, is included as Exhibit 99.1 to this Current Report on Form 8-K.

On August 4, 2015, the Company issued a press release announcing the closing of the over-allotment option and the simultaneous private placement. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Pro Forma Balance Sheet

99.2	Press Release, dated August 4, 2015

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015

HENNESSY CAPITAL ACQUISITION CORP. II

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

3